Exhibit 99

FOR RELEASE 9:00 AM EDT, October 27, 2011

Contact:                      Robert S. Tissue, Sr. Vice President & CFO
Telephone:                 (304) 530-0552
Email:                           rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS THIRD QUARTER 2011 RESULTS

Q3 2011 Diluted EPS $0.24 compared to $0.11 in Q2 2011 and ($0.03) in Q3 2010

MOOREFIELD, WV – October 27, 2011 (GLOBE NEWSWIRE) – Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported third quarter 2011 net income applicable to common shares of $1,862,000, or $0.24 per diluted share, compared with a net loss applicable to common shares of $201,000, or ($0.03) per diluted share, for the third quarter of 2010.

Excluding from third quarter 2011 nonrecurring items (on a pre-tax basis) consisting of realized securities gains of $1,517,000, charges for other-than-temporary impairment (“OTTI”) of securities of $484,000 and write-downs of foreclosed properties of $1,637,000, pro forma third quarter 2011 earnings were approximately $2.24 million, or $0.29 per diluted share.  Excluding from third quarter 2010 nonrecurring realized securities gains of $67,000 and OTTI of securities of $109,000, a pro forma net loss of $175,000 would have resulted, or ($0.03) per diluted share.

For the nine months ended September 30, 2011, Summit recorded net income applicable to common shares of $2.37 million, or $0.32 per diluted share, compared with a net loss applicable to common shares of $3.11 million, or ($0.42) per diluted share, for the comparable 2010 nine-month period.

Excluding from the nine month period ended September 30, 2011 nonrecurring items (on a pre-tax basis) comprised of realized securities gains of $3.46 million, OTTI charges of $2.25 million and write-downs of foreclosed properties of $5.77 million, and from the 2010 first nine-month period realized securities gains of $1.59 million, OTTI charges of $138,000, and write-downs of foreclosed properties of $2.19 million, pro forma earnings for first nine months of 2011 were approximately $5.24 million, or $0.70 per diluted share, compared to a pro forma net loss of $2.64 million, or ($0.35) per diluted share, for the 2010 nine month period.

Highlights for Q3 2011 include:

•	Achieved best quarterly earnings since Q4 2008.

•	Provision for loans losses declined by a third compared to that recorded in the prior quarter.

•	Nonperforming assets decreased 5% in the quarter.

•	Past due loans continue to trend downward.

•	Recorded a $1.6 million charge to write-down foreclosed properties which was offset by $1.5 million in realized securities gains.

•	Net interest margin remained stable, although loan levels continued to decline as originating quality new loans remains challenging.

•	Noninterest expenses remained well-controlled.

•	Through September 30, 2011, Summit had received subscriptions totaling $3.6 million in conjunction with its ongoing offerings of Series 2011 8% Noncumulative Convertible Preferred Stock.

H. Charles Maddy III, President and Chief Executive Officer of Summit, commented, “We are very pleased to continue to achieve improved earnings performance. We remain very focused on reducing our portfolio of nonperforming assets, and we continue to make progress in this regard, although not at the pace we would desire. Loan delinquencies have declined, net loan charge-offs remain stabilized at levels well below that experienced in 2010, and we continue to see significantly fewer new problem loans. However, progress in regard to dispositions of foreclosed properties remains difficult to achieve as the return of our real estate markets to more normal levels is progressing slowly”.

Results from Operations

Total revenue for the 2011 third quarter, consisting of net interest income and noninterest income, was $12.1 million compared to $12.0 million for the 2010 third quarter. For the year-to-date period ended September 30, 2011, total revenue was $33.7 million compared to $36.6 million for the same period in 2010.

Perhaps more meaningful, total revenue excluding nonrecurring items (as enumerated above) was $12.7 million for third quarter 2011 compared to $12.0 million in the prior-year quarter, an increase of 5.8 percent.  For the first nine months of 2011, total revenue excluding nonrecurring items was $38.3 million versus $37.3 million for the same period in 2010, an increase of 2.6 percent.

For the third quarter of 2011, net interest income was $9.9 million, an increase of 3.9 percent from the $9.5 million reported in the prior-year third quarter and a decrease of 2.4 percent from the $10.2 million reported in the linked quarter. The net interest margin for third quarter 2011 was 3.08 percent compared to 2.84 percent for the year-ago quarter, and 3.09 percent for the linked quarter.

Noninterest income, consisting primarily of insurance commissions from Summit's insurance agency subsidiary and service fee income from community banking activities, for third quarter 2011 was $2.19 million compared to $2.42 million for the comparable period of 2010. Excluding nonrecurring items (as enumerated above), noninterest income was $2.79 million for third quarter 2011, up $329,000 or 13.4 percent from the $2.46 million reported for third quarter 2010.

The provision for loan losses was $2.0 million for the third quarter of 2011 compared to $3.0 million and $4.5 million for the linked and year-ago quarters, respectively.

Noninterest expense continues to be well-controlled. Total noninterest expense decreased 2.6% to $7.6 million for the quarter from $7.8 million in the linked quarter, and decreased 7.6% from the $8.2 million reported in third quarter 2010. Moreover, noninterest expense for the first nine months of 2011 was $1.26 million or 5.3 percent, less than during the first nine months of 2010. Cost-saving initiatives continue in place and their impact remains beneficial.

Balance Sheet

At September 30, 2011, total assets were $1.46 billion, a decrease of $13.9 million, or 0.9 percent, and a decrease of $31.8 million, or 2.1 percent, since December 31, 2010 and September 30, 2010, respectively. Total loans, net of unearned fees, were $982.3 million at September 30, 2011, down $30.2 million, or 3.0 percent, from the $1.01 billion reported at year-end 2010, and down $54.7 million or 5.3 percent from the year-ago quarter-end.

All loan categories have declined since year-end 2010, except for commercial real estate (“CRE”), the largest component of Summit’s loan portfolio, which increased a modest $2.3 million, or 0.5 percent. The second largest component of Summit’s loan portfolio, residential real estate, declined $13.8 million, or 3.9 percent, while construction and development (“C&D”) loans declined $9.3 million, or 8.3 percent and commercial (“C&I”) loans declined $6.6 million, or 6.8 percent.

During the first nine months of 2011, retail checking and savings deposits grew $55.3 million, or 13.8 percent, to $457.3 million. The increase in these deposits provided Summit with an opportunity to further reduce brokered deposits and relatively higher-cost long-term borrowings by $44.6 million and $32.1 million, respectively, or 19.4 percent and 9.4 percent, respectively, since year-end 2010.

Asset Quality

As of September 30, 2011, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $99.9 million, or 6.82 percent of assets. This compares to $105.3 million, or 7.18 percent of assets at the linked quarter, and $92.2 million, or 6.24 percent of assets, at year-end 2010. The 5.2 percent decline in third quarter 2011 NPAs compared to the linked quarter was the result of a $2.6 million reduction in nonperforming loans, and a $2.9 million decrease in foreclosed properties due to increased sales activity and write-downs to fair value.

Third quarter 2011 net loan charge-offs were $2.1 million, or 0.84 percent of average loans annualized; year-to-date 2011, Summit’s net loan charge-offs were $7.2 million, while adding $8.0 million to the allowance for loan losses. The allowance for loan losses stood at $17.9 million, or 1.82 percent of total loans at September 30, 2011, compared to 1.70 percent at year-end 2010.

Loans 30-89 day delinquent continued to show improvement, decreasing to 0.96 percent of total loans at September 30, 2011, compared to 1.16 percent and 2.77 percent of total loans at June 30, 2011 and December 31, 2010, respectively.

 Capital Adequacy

 Shareholders’ equity, which includes net subscription proceeds totaling $3.5 million relating to Summit’s ongoing offerings of Series 2011 8% Noncumulative Convertible Preferred Stock, was $98.9 million as of September 30, 2011 compared to $89.8 million December 31, 2010.

Summit's depository institution, Summit Community Bank, Inc. (the “Bank”), remains well in excess of regulatory requirements for a "well capitalized" institution at September 30, 2011. The Bank’s total risk-based capital ratio improved to 13.4 percent at September 30, 2011 compared 12.8 percent at June 30, 2011, while its Tier 1 leverage capital ratio improved to 8.7 from the 8.3 percent reported at June 30, 2011. Total common shares outstanding as of September 30, 2011 were 7,425,472.

About the Company

Summit Financial Group, Inc. is a $1.46 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and South Central regions of West Virginia and the Northern and Shenandoah Valley regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates fifteen banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially.  Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies.  We undertake no obligation to revise these statements following the date of this press release.

NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP").  Specifically, Summit adjusted GAAP performance measures to exclude the effects of realized and unrealized securities gains and losses, and write-downs of foreclosed properties to estimated fair value included in its Statements of Income.  Management deems these items to be unusual in nature and believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q3 2011 vs Q3 2010

	For the Quarter Ended		Percent
Dollars in thousands	9/30/2011	9/30/2010	Change
Condensed Statements of Income
Interest income
Loans, including fees	$14,717	$16,239	-9.4%
Securities	2,920	3,308	-11.7%
Other	15	7	NM
Total interest income	17,652	19,554	-9.7%
Interest expense
Deposits	4,561	5,160	-11.6%
Borrowings	3,170	4,846	-34.6%
Total interest expense	7,731	10,006	-22.7%
Net interest income	9,921	9,548	3.9%
Provision for loan losses	2,001	4,500	-55.5%
Net interest income after provision
for loan losses	7,920	5,048	56.9%

Noninterest income
Insurance commissions	1,073	1,227	-12.6%
Service fee income	776	763	1.7%
Realized securities gains	1,517	67	NM
Other-than-temporary impairment of securities	(484)	(109)	344.0%
Write-downs of foreclosed properties	(1,637)	-	NA
Other income	942	472	99.6%
Total noninterest income	2,187	2,420	-9.6%
Noninterest expense
Salaries and employee benefits	3,959	3,999	-1.0%
Net occupancy expense	473	498	-5.0%
Equipment expense	589	620	-5.0%
Professional fees	265	223	18.8%
FDIC premiums	580	715	-18.9%
Foreclosed properties expense	389	671	-42.0%
Other expenses	1,318	1,467	-10.2%
Total noninterest expense	7,573	8,193	-7.6%
Income (loss) before income taxes	2,534	(725)	NM
Income taxes	598	(598)	NM
Net income (loss)	1,936	(127)	NM
Preferred stock dividends	74	74	0.0%

Net income (loss) applicable to common shares	$1,862	$(201)	NM

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q3 2011 vs Q3 2010

	For the Quarter Ended		Percent
	9/30/2011	9/30/2010	Change
Per Share Data
Earnings per common share
Basic	$0.25	$(0.03)	NM
Diluted	$0.24	$(0.03)	NM

Average shares outstanding
Basic	7,425,472	7,425,472	0.0%
Diluted	8,110,070	7,427,955	9.2%

Performance Ratios
Return on average equity (A)	8.54%	-0.59%	NM
Return on average assets	0.53%	-0.03%	NM
Net interest margin	3.08%	2.84%	8.5%
Efficiency ratio (B)	57.29%	65.38%	-12.4%

NOTE (A) – Net income divided by total shareholders’ equity less preferred equity.

NOTE (B) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary -- 2011 vs 2010

	For the Nine Months Ended		Percent
Dollars in thousands	9/30/2011	9/30/2010	Change
Condensed Statements of Income
Interest income
Loans, including fees	$44,814	$49,893	-10.2%
Securities	9,088	10,493	-13.4%
Other	59	21	181.0%
Total interest income	53,961	60,407	-10.7%
Interest expense
Deposits	13,971	16,037	-12.9%
Borrowings	9,807	14,655	-33.1%
Total interest expense	23,778	30,692	-22.5%
Net interest income	30,183	29,715	1.6%
Provision for loan losses	8,001	18,350	-56.4%
Net interest income after provision
for loan losses	22,182	11,365	95.2%

Noninterest income
Insurance commissions	3,458	3,659	-5.5%
Service fee income	2,155	2,298	-6.2%
Realized securities gains	3,463	1,587	118.2%
Other-than-temporary impairment of securities	(2,245)	(138)	NM
Write-downs of foreclosed properties	(5,770)	(2,194)	-163.0%
Other income	2,500	1,656	51.0%
Total noninterest income	3,561	6,868	-48.2%
Noninterest expense
Salaries and employee benefits	11,987	11,812	1.5%
Net occupancy expense	1,463	1,529	-4.3%
Equipment expense	1,750	1,883	-7.1%
Professional fees	654	759	-13.8%
FDIC premiums	1,859	2,165	-14.1%
Foreclosed properties expense	1,235	1,147	7.7%
Other expenses	3,503	4,414	-20.6%
Total noninterest expense	22,451	23,709	-5.3%
Income (loss) before income taxes	3,292	(5,476)	NM
Income taxes	698	(2,591)	NM
Net income (loss)	2,594	(2,885)	NM
Preferred stock dividends	223	223	0.0%

Net income (loss) applicable to common shares	$2,371	$(3,108)	NM

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary -- 2011 vs 2010

	For the Nine Months Ended		Percent
	9/30/2011	9/30/2010	Change
Per Share Data
Earnings per common share
Basic	$0.32	$(0.42)	NM
Diluted	$0.32	$(0.42)	NM

Average shares outstanding
Basic	7,425,472	7,425,472	0.0%
Diluted	7,428,860	7,426,422	0.0%

Performance Ratios
Return on average equity (A)	3.91%	-4.41%	NM
Return on average assets	0.23%	-0.25%	NM
Net interest margin	3.10%	2.88%	7.6%
Efficiency ratio (B)	58.03%	61.40%	-5.5%

NOTE (A) – Net income divided by total shareholders’ equity less preferred equity.

NOTE (B) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Condensed Statements of Income
Interest income
Loans, including fees	$14,717	$14,956	$15,140	$16,064	$16,239
Securities	2,920	3,125	3,043	3,191	3,308
Other	15	28	17	11	7
Total interest income	17,652	18,109	18,200	19,266	19,554
Interest expense
Deposits	4,561	4,667	4,743	5,000	5,160
Borrowings	3,170	3,282	3,355	3,829	4,846
Total interest expense	7,731	7,949	8,098	8,829	10,006
Net interest income	9,921	10,160	10,102	10,437	9,548
Provision for loan losses	2,001	3,000	3,000	3,000	4,500
Net interest income after provision
for loan losses	7,920	7,160	7,102	7,437	5,048

Noninterest income
Insurance commissions	1,073	1,142	1,242	1,086	1,227
Service fee income	776	758	621	741	763
Realized securities gains	1,517	318	1,628	463	67
Other-than-temporary impairment of securities	(484)	(533)	(1,228)	(850)	(109)
Write-downs of foreclosed properties	(1,637)	(689)	(3,443)	(1,206)	-
Other income	942	859	699	637	472
Total noninterest income	2,187	1,855	(481)	871	2,420
Noninterest expense
Salaries and employee benefits	3,959	4,055	3,973	3,839	3,999
Net occupancy expense	473	481	509	480	498
Equipment expense	589	581	580	574	620
Professional fees	265	193	196	256	223
FDIC premiums	580	586	693	705	715
Foreclosed properties expense	389	412	434	430	671
Other expenses	1,318	1,464	722	1,478	1,467
Total noninterest expense	7,573	7,772	7,107	7,762	8,193
Income (loss) before income taxes	2,534	1,243	(486)	546	(725)
Income taxes	598	338	(238)	(364)	(598)
Net income (loss)	1,936	905	(248)	910	(127)
Preferred stock dividends	74	74	74	74	74
Net income (loss) applicable to common shares	$1,862	$831	$(322)	$836	$(201)

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Per Share Data
Earnings per common share
Basic	$0.25	$0.11	$(0.04)	$0.11	$(0.03)
Diluted	$0.24	$0.11	$(0.04)	$0.11	$(0.03)

Average shares outstanding
Basic	7,425,472	7,425,472	7,425,472	7,425,472	7,425,472
Diluted	8,110,070	7,425,472	7,425,472	7,425,822	7,427,955

Performance Ratios
Return on average equity (A)	8.54%	4.12%	-1.14%	4.17%	-0.59%
Return on average assets	0.53%	0.24%	-0.07%	0.25%	-0.03%
Net interest margin	3.08%	3.09%	3.11%	3.15%	2.84%
Efficiency ratio - (B)	57.29%	58.42%	58.38%	58.05%	65.00%

NOTE (A) – Net income divided by total shareholders’ equity less preferred equity.

NOTE (B) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010

Assets
Cash and due from banks	$3,596	$4,515	$4,263	$4,652	$4,598
Interest bearing deposits other banks	39,103	24,658	46,448	45,696	40,691
Securities	292,442	295,806	293,240	271,730	267,856
Loans, net	964,349	971,127	979,387	995,319	1,018,169
Property held for sale	63,335	66,188	66,961	70,235	68,353
Premises and equipment, net	22,334	22,587	22,784	23,092	23,402
Intangible assets	8,739	8,826	8,914	9,002	9,090
Cash surrender value of life insurance policies	29,034	28,762	13,589	13,458	13,301
Other assets	41,652	45,517	46,609	45,286	50,952
Total assets	$1,464,584	$1,467,986	$1,482,195	$1,478,470	$1,496,412

Liabilities and Shareholders' Equity
Retail deposits	$861,639	$850,312	$844,914	$806,652	$786,992
Brokered time deposits	185,670	195,782	217,205	230,287	243,040
Short-term borrowings	955	2,047	1,879	1,582	1,610
Long-term borrowings and
subordinated debentures	308,420	319,020	319,905	340,498	366,037
Other liabilities	8,976	8,966	8,964	9,630	8,499
Shareholders' equity	98,924	91,859	89,328	89,821	90,234
Total liabilities and shareholders' equity	$1,464,584	$1,467,986	$1,482,195	$1,478,470	$1,496,412

Book value per common share (A)	$12.21	$11.34	$11.03	$11.01	$11.14
Tangible book value per common share (A)	$11.13	$10.25	$9.93	$9.90	$10.02
Tangible equity / Tangible assets	6.2%	5.7%	5.5%	5.5%	5.5%

NOTE (A) – Assumes conversion of convertible preferred stock

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios

	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Summit Financial Group, Inc.
Total Risk Based Capital	12.3%	11.9%	11.7%	11.8%	11.6%
Tier 1 Risk Based Capital	9.7%	9.3%	9.1%	9.1%	8.8%
Tier 1 Leverage Ratio	6.9%	6.7%	6.6%	6.9%	6.7%

Summit Community Bank, Inc.
Total Risk Based Capital	13.4%	12.8%	12.6%	12.6%	12.2%
Tier 1 Risk Based Capital	12.1%	11.5%	11.3%	11.4%	10.9%
Tier 1 Leverage Ratio	8.7%	8.3%	8.3%	8.5%	8.3%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010

Commercial	$90,422	$92,287	$92,227	$97,060	$95,713
Commercial real estate
Owner occupied	171,192	180,943	182,956	187,098	193,109
Non-owner occupied	253,538	242,431	240,604	235,337	236,260
Construction and development
Land and development	94,023	94,464	93,675	99,085	112,185
Construction	9,445	12,223	13,879	13,691	10,201
Residential real estate
Non-jumbo	224,499	228,205	233,308	239,290	243,987
Jumbo	62,255	60,817	61,878	61,339	64,264
Home equity	51,025	50,884	50,499	50,987	51,152
Consumer	22,988	23,773	22,968	24,145	24,945
Other	2,911	3,116	4,326	4,511	5,222
Total loans, net of unearned fees	982,298	989,143	996,320	1,012,543	1,037,038
Less allowance for loan losses	17,949	18,016	16,933	17,224	18,869
Loans, net	$964,349	$971,127	$979,387	$995,319	$1,018,169

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Retail Deposit Composition

Dollars in thousands	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Non interest bearing checking	$85,406	$85,964	$86,735	$74,604	$76,362
Interest bearing checking	163,840	150,004	153,283	150,291	152,393
Savings	208,030	212,745	212,502	177,053	182,284
Time deposits	404,363	401,599	392,394	404,704	375,953
Total retail deposits	$861,639	$850,312	$844,914	$806,652	$786,992

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
	For the Quarter Ended
Dollars in thousands	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Gross loan charge-offs	$2,157	$2,022	$3,396	$5,135	$6,477
Gross loan recoveries	(89)	(104)	(105)	(490)	(78)
Net loan charge-offs	$2,068	$1,918	$3,291	$4,645	$6,399

Net loan charge-offs to average loans (annualized)	0.84%	0.76%	1.31%	1.76%	2.42%
Allowance for loan losses	$17,949	$18,016	$16,933	$17,224	$18,869
Allowance for loan losses as a percentage
of period end loans	1.82%	1.82%	1.70%	1.70%	1.82%
Nonperforming assets:
Nonperforming loans
Commercial	$3,473	$2,212	$2,186	$1,318	$891
Commercial real estate	8,398	8,093	5,284	2,686	5,386
Commercial construction and development	-	-	131	-	-
Residential construction and development	17,506	19,222	8,428	10,048	14,419
Residential real estate	6,818	9,237	6,343	7,517	8,542
Consumer	87	130	206	142	75
Total nonperforming loans	36,282	38,894	22,578	21,711	29,313
Foreclosed properties
Commercial	$597	$597	$597	$597	$-
Commercial real estate	14,256	14,179	13,738	14,745	13,091
Commercial construction and development	16,960	16,886	16,918	17,021	16,691
Residential construction and development	27,804	30,512	32,002	34,377	35,197
Residential real estate	3,718	4,014	3,706	3,495	3,374
Total foreclosed properties	63,335	66,188	66,961	70,235	68,353
Other repossessed assets	262	264	262	289	314
Total nonperforming assets	$99,879	$105,346	$89,801	$92,235	$97,980

Nonperforming loans to period end loans	3.69%	3.93%	2.26%	2.14%	2.82%
Nonperforming assets to period end assets	6.82%	7.18%	6.06%	6.24%	6.55%

Loans Past Due 30-89 Days
	For the Quarter Ended
In thousands	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010

Commercial	$255	$1,572	$910	$664	$817
Commercial real estate	2,797	2,756	2,515	4,523	1,933
Construction and development	1,251	163	1,947	3,156	1,711
Residential real estate	4,779	6,603	6,561	19,164	7,050
Consumer	308	415	494	551	691
Total	$9,390	$11,509	$12,427	$28,058	$12,202

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q3 2011 vs Q3 2010
	Q3 2011			Q3 2010
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$976,169	$14,656	5.96%	$1,052,668	$16,161	6.09%
Tax-exempt	4,575	92	7.98%	5,786	118	8.09%
Securities
Taxable	246,411	2,104	3.39%	251,640	2,874	4.53%
Tax-exempt	79,685	1,236	6.15%	39,408	656	6.60%
Interest bearing deposits other banks
and Federal funds sold	28,911	15	0.21%	20,069	7	0.14%
Total interest earning assets	1,335,751	18,103	5.38%	1,369,571	19,816	5.74%

Noninterest earning assets
Cash & due from banks	4,047			4,233
Premises & equipment	22,503			23,619
Other assets	126,113			117,326
Allowance for loan losses	(18,240)			(20,427)
Total assets	$1,470,174			$1,494,322

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$152,516	$96	0.25%	$145,800	$133	0.36%
Savings deposits	210,715	467	0.88%	189,879	555	1.16%
Time deposits	602,454	3,998	2.63%	605,357	4,472	2.93%
Short-term borrowings	1,226	1	0.32%	2,268	2	0.35%
Long-term borrowings and
subordinated debentures	313,102	3,169	4.02%	378,004	4,844	5.08%
Total interest bearing liabilities	1,280,013	7,731	2.40%	1,321,308	10,006	3.00%

Noninterest bearing liabilities
Demand deposits	86,966			74,444
Other liabilities	8,948			8,577
Total liabilities	1,375,927			1,404,329

Shareholders' equity - preferred	3,558			3,519
Shareholders' equity - common	90,689			86,474
Total liabilities and
shareholders' equity	$1,470,174			$1,494,322

NET INTEREST EARNINGS		$10,372			$9,810

NET INTEREST MARGIN			3.08%			2.84%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2011 vs YTD 2010

	YTD 2011			YTD 2010
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$987,928	$44,622	6.04%	$1,104,611	$49,651	6.01%
Tax-exempt	4,765	289	8.11%	6,177	367	7.94%
Securities
Taxable	262,275	7,290	3.72%	250,511	9,151	4.88%
Tax-exempt	56,313	2,727	6.47%	40,778	2,032	6.66%
Interest bearing deposits other banks
and Federal funds sold	36,307	59	0.22%	14,021	21	0.20%
Total interest earning assets	1,347,588	54,987	5.46%	1,416,098	61,222	5.78%

Noninterest earning assets
Cash & due from banks	3,951			4,280
Premises & equipment	22,737			23,896
Other assets	118,393			100,597
Allowance for loan losses	(18,144)			(19,243)
Total assets	$1,474,525			$1,525,628

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$151,137	$296	0.26%	$146,152	$463	0.42%
Savings deposits	206,705	1,473	0.95%	193,769	1,883	1.30%
Time deposits	611,404	12,202	2.67%	600,976	13,691	3.05%
Short-term borrowings	1,663	3	0.24%	20,998	79	0.50%
Long-term borrowings and
subordinated debentures	318,584	9,804	4.11%	392,027	14,575	4.97%
	1,289,493	23,778	2.47%	1,353,922	30,691	3.03%
Noninterest bearing liabilities
Demand deposits	83,768			72,329
Other liabilities	9,234			8,609
Total liabilities	1,382,495			1,434,860

Shareholders' equity - preferred	3,532			3,519
Shareholders' equity - common	88,498			87,249
Total liabilities and
shareholders' equity	$1,474,525			$1,525,628

NET INTEREST EARNINGS		$31,209			$30,531

NET INTEREST MARGIN			3.10%			2.88%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended		For the Nine Months Ended
Dollars in thousands	9/30/2011	9/30/2010	9/30/2011	9/30/2010

Net income applicable to common shares - excluding
realized securities gains, other-than-temporary
impairment of securities and write-downs of
foreclosed properties	$2,243	$(175)	$5,238	$(2,639)

Realized securities gains	1,517	67	3,463	1,587
Applicable income tax effect	(561)	(25)	(1,281)	(587)
Other-than-temporary impairment of securities	(484)	(109)	(2,245)	(138)
Applicable income tax effect	179	40	831	51
Write-downs foreclosed properties	(1,637)	-	(5,770)	(2,194)
Applicable income tax effect	606	-	2,135	812
	(381)	(26)	(2,867)	(469)
GAAP net income applicable to common shares	$1,862	$(201)	$2,371	$(3,108)

Diluted earnings per common share - excluding realized
securities gains, other-than-temporary impairment
of securities, and write-downs of foreclosed
	$0.29	$(0.03)	$0.70	$(0.35)

Realized securities gains	0.19	0.01	0.47	0.21
Applicable income tax effect	(0.07)	-	(0.17)	(0.08)
Other-than-temporary impairment of securities	(0.06)	(0.01)	(0.30)	(0.02)
Applicable income tax effect	0.02	-	0.11	0.01
Write-downs of foreclosed properties	(0.20)	-	(0.78)	(0.30)
Applicable income tax effect	0.07	-	0.29	0.11
	(0.05)	-	(0.38)	(0.07)
GAAP diluted earnings per common share	$0.24	$(0.03)	$0.32	$(0.42)

Total revenue - excluding realized securities gains,
other-than-temporary impairment of securities and
write-downs of foreclosed properties	$12,712	$12,010	$38,296	$37,328

Realized securities gains	1,517	67	3,463	1,587
Other-than-temporary impairment of securities	(484)	(109)	(2,245)	(138)
Write-downs of foreclosed properties	(1,637)	-	(5,770)	(2,194)
	(604)	(42)	(4,552)	(745)
GAAP total revenue	$12,108	$11,968	$33,744	$36,583

Total noninterest income - excluding realized securities
gains, other-than-temporary impairment of securities
and write-downs of foreclosed properties	$2,791	$2,462	$8,113	$7,613

Realized securities gains	1,517	67	3,463	1,587
Other-than-temporary impairment of securities	(484)	(109)	(2,245)	(138)
Write-downs of foreclosed properties	(1,637)	-	(5,770)	(2,194)
	(604)	(42)	(4,552)	(745)
GAAP total noninterest income	$2,187	$2,420	$3,561	$6,868